Exhibit 10.1

                       SUBORDINATED DEMAND PROMISSORY NOTE
                       -----------------------------------

                                                                   June 30, 2008

         FOR VALUE RECEIVED, the undersigned, RONSON CORPORATION, a New Jersey corporation ("Maker"), HEREBY PROMISES TO PAY to the order of LOUIS V. ARONSON II, an individual (together with his successors and assigns, "Holder"), the sum of $225,000, together with any accrued but unpaid interest thereon (the "Loan") made by Holder to Maker. Interest shall be payable on the principal amount of this Note at the Interest Rate set forth herein.

         1. Definitions. Capitalized terms but not defined herein shall have the
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meaning ascribed to them in the Credit Agreement (as hereinafter defined). For purposes of this Note, the following terms have the meanings set forth below:

         "Credit Agreement" means that certain Credit and Security Agreement dated as of the date hereof among Maker, Holder and Ronson Aviation, Inc., as borrowers, Ronson Corporation, as guarantor, and Wells Fargo Bank, National Association, as Lender ("WF"), as the same may be amended, restated, supplemented or otherwise modified from time to time.

         "Interest Rate" means the prime rate of Wachovia Bank, National Association less 50 basis points.

         "Note" shall mean this Subordinated Demand Promissory Note as originally executed or if later amended, modified or supplemented, then, as so amended, modified or supplemented.

         "Note Obligations" shall mean all principal, interest (including interest which accrues after the commencement of any case or proceeding in bankruptcy, or for the reorganization of Maker), if any, fees, charges, expenses, attorneys' fees and any other sum chargeable to Maker under this Note, and all principal and interest, if any, due in respect of the Loan.

         2. Payments. This Note may be prepaid at any time in whole or in part
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from time to time without penalty or premium. The principal and interest of this
Note is payable in lawful money of the United States of America and in same day funds, without abatement, reduction, deduction, counterclaim recoupment, defense or setoff, to Holder at such account as Holder may designate. Accrued, but unpaid, interest shall be payable in full at maturity. The Loan made by Holder to Maker, and all payments made on account of principal thereof, shall be recorded by each of Holder and Maker on its respective books and records.

         3. Holder Rights. Upon demand for payment hereunder, Holder is hereby
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authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Holder to or for the credit or the account of Maker against any and all of the obligations of Maker now or hereafter existing under this Note, irrespective of whether or not Holder shall have made any demand under this Note and although such obligations may be unmatured. Holder agrees promptly to notify Maker after any such set off and application, provided that the failure to give
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such notice shall not affect the validity of such set off and application. The rights of Holder under this Section are in addition to other

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rights and remedies (including, without limitation, other rights of set off)
which Holder may have.

         4. Waiver. Except as otherwise provided for in this Note, and to the
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fullest extent permitted by applicable law, Maker waives presentment, notice, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of this Note at any time held by Holder on which Maker may in any way be liable. Maker acknowledges that it has been advised by counsel of its choices and decisions with respect to this Note and the transactions evidenced hereby. No failure or delay on the part of Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

         5. Lost or Destroyed Note. Upon receipt by Maker of evidence reasonably
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satisfactory to Maker of the loss, theft, destruction or mutilation of this
Note, and in the case of any such loss, theft or destruction, upon delivery of an indemnity reasonably satisfactory to Maker or, in case of any such mutilation, upon surrender and cancellation of this Note, Maker will issue a new Note of like tenor in lieu of this Note.

         6. Severability. Wherever possible, each provision of this Note shall
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be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

         7. Amendment and Modification. Each of Maker and Holder agrees that no
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change, waiver, modification or amendment of this Note shall be effective without the prior written approval of WF. Subject to applicable law, Holder agrees not to take any action, enter into agreement or perform any activity with respect to this Note and the Loan evidenced hereby, except as required or previously approved in writing by WF.

         8. Costs and Expenses. Maker agrees to pay on demand all costs and
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expenses, if any, including reasonable counsel fees and expenses, in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Note.

         9. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN
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ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEY (WITHOUT GIVING EFFECT TO
ITS CONFLICTS OF LAW PRINCIPLES).

         10. Successors and Assigns. This Note shall be binding upon Maker and
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its successors, and shall inure to the benefit of Holder and its successors and permitted assigns (including WF).

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

                                  RONSON CORPORATION


                                  By:      /s/ Louis V. Aronson II
                                           -------------------------------------
                                  Name:    Louis V. Aronson II
                                  Title:   President and Chief Executive Officer





           THIS INSTRUMENT IS SUBJECT TO THE TERMS OF A SUBORDINATION
         AGREEMENT BY LOUIS V. ARONSON II IN FAVOR OF WELLS FARGO BANK,
                   NATIONAL ASSOCIATION, DATED JUNE 30, 2008.



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